As filed with the Securities and Exchange Commission on May 29, 2012

Registration Statement No. 333-_____

Registration Statement No. 333-_____

Registration Statement No. 333-_____

Registration Statement No. 333-_____

Registration Statement No. 333-_____

Registration Statement No. 333-_____

Registration Statement No. 333-_____

Registration Statement No. 333-_____

Registration Statement No. 333-_____

Registration Statement No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Exelon Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation or organization)

23-2990190

(I.R.S. Employer Identification No.)

10 South Dearborn Street

P.O. Box 805379

Chicago, Illinois 60680-5379

312-394-7398

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Exelon Capital Trust I

Exelon Capital Trust II

Exelon Capital Trust III

(Exact name of registrant as specified in its Certificate of Trust)

Delaware

(State or other jurisdiction of incorporation or organization)

16-6545508

16-6545509

16-6545510

(I.R.S. Employer Identification No.)

c/o U.S. Bank Trust National Association

300 Delaware Avenue

9th Floor

Wilmington, DE 19801

302-576-3703

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Exelon Generation Company, LLC

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation or organization)

23-3064219

(I.R.S. Employer Identification No.)

300 Exelon Way

Kennett Square, Pennsylvania 19348

610-765-5959

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PECO Energy Company

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of

incorporation or organization)

23-0970240

(I.R.S. Employer Identification No.)

2301 Market Street

Philadelphia, PA 19101

215-841-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Baltimore Gas and Electric Company

(Exact name of registrant as specified in its Charter)

Maryland

(State or other jurisdiction of incorporation or organization)

52-0280210

(I.R.S. Employer Identification No.)

2 Center Plaza, 110 West Fayette Street,

Baltimore, Maryland 21201

(410) 234-5000

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of registrants’ Principal Executive Offices)

Commonwealth Edison Company

(Exact name of registrant as specified in its Charter)

Illinois

(State or other jurisdiction of

incorporation or organization)

36-0938600

(I.R.S. Employer Identification No.)

440 South LaSalle Street

Suite 3300

Chicago, Illinois 60605-1028

(312) 394-4321

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PECO Energy Capital Trust V

PECO Energy Capital Trust VI

(Exact name of registrant as specified in its Certificate of Trust)

Delaware

(State or other jurisdiction of

incorporation or organization)

16-1665203

16-1665207

(I.R.S. Employer Identification No.)

c/o U.S. Bank Trust National Association

300 Delaware Avenue

9th Floor

Wilmington, DE 19801

302-576-3703

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan W. Thayer

Executive Vice President and Chief Financial Officer

Exelon Corporation

10 South Dearborn Street

P.O. Box 805379

Chicago, Illinois 60603

312-394-7398

http://www.exeloncorp.com

(Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

With copies to:

Bruce G. Wilson, Esquire Senior Vice President and Deputy General Counsel Exelon Corporation 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60603 312-394-7398	Robert C. Gerlach, Esquire Patrick R. Gillard, Esquire Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, Pennsylvania 19103 215-665-8500

Approximate date of commencement of proposed sale to public: From time to time after the Registration Statement becomes effective, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

	Large Accelerated	Accelerated	Non-Accelerated	Small Reporting Company

Exelon Corporation	☒

Exelon Capital Trust I			☒

Exelon Capital Trust II			☒

Exelon Capital Trust III			☒

Exelon Generation Company, LLC			☒

Commonwealth Edison Company			☒

PECO Energy Company			☒

PECO Energy Capital Trust V			☒

PECO Energy Capital Trust VI			☒

Baltimore Gas and Electric Company			☒

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Amount of registration fee
Exelon Corporation debt securities	(1)
Exelon Corporation common stock	(1)
Exelon Corporation stock purchase contracts	(1)
Exelon Corporation stock purchase units(2)	(1)
Exelon Corporation preferred stock	(1)
Exelon Capital Trust I trust preferred securities	(1)
Exelon Capital Trust II trust preferred securities	(1)
Exelon Capital Trust III trust preferred securities	(1)
Exelon Corporation subordinated debt securities to be sold to Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III with respect to Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III trust preferred securities(3)	(1)
Exelon Corporation guarantees with respect to Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III trust preferred securities(4)	(1)
Exelon Generation Company, LLC debt securities	(1)
Exelon Generation Company, LLC preferred securities	(1)
Commonwealth Edison Company senior debt securities	(1)
Commonwealth Edison Company preferred stock	(1)
PECO Energy Company preferred stock	(1)
PECO Energy Company First and Refunding Mortgage Bonds	(1)
PECO Energy Capital Trust V trust preferred securities	(1)
PECO Energy Capital Trust VI trust preferred securities	(1)
PECO Energy Company subordinated debt securities to be sold to PECO Energy Capital Trust V and PECO Energy Capital Trust VI with respect to PECO Energy Capital Trust V and PECO Energy Capital Trust VI trust preferred securities(5)	(1)

PECO Energy Company guarantees with respect to PECO Energy Capital Trust V and PECO Energy Capital Trust VI trust preferred securities(6)	(1)
Baltimore Gas and Electric Company unsecured debt securities	(1)
Baltimore Gas and Electric Company senior secured bonds	(1)
Baltimore Gas and Electric Company preferred stock	(1)
Total	(1)

(1)	There are being registered hereunder such presently indeterminate principal amount or number of (a) debt securities, shares of common stock, stock purchase contracts, stock purchase units and shares of preferred stock, which may be sold from time to time by Exelon Corporation, (b) trust preferred securities, which may be sold from time to time by Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III and which will be guaranteed as set forth in the prospectus included in this registration statement by Exelon Corporation, (c) debt securities and preferred securities, which may be sold from time to time by Exelon Generation Company, LLC, (d) senior debt securities and shares of preferred stock, which may be sold from time to time by Commonwealth Edison Company, (e) shares of preferred stock and First and Refunding Mortgage Bonds, which may be sold from time to time by PECO Energy Company, (f) subordinated debt securities, which may be sold from time to time by PECO Energy Company, (g) trust preferred securities, which may be sold from time to time by PECO Energy Capital Trust V and PECO Energy Capital Trust VI and which will be guaranteed as set forth in the prospectus included in this registration statement by PECO Energy Company, and (h) (d) unsecured debt securities, senior secured bonds and preferred stock ,which may be sold from time to time by Baltimore Gas and Electric Company. In accordance with Rules 456(b) and 457(r), the registrants are each deferring payment of all of the registration fee.

(2)	Each stock purchase unit consists of (a) a stock purchase contract under which the holder upon settlement will purchase an indeterminate number of shares of Exelon Corporation common stock and (b) debt obligations or preferred stock of Exelon Corporation registered under this registration statement.

(3)	Includes subordinated debt securities that will be purchased by, and constitute assets of, Exelon Capital Trust I, Exelon Capital Trust II and/or Exelon Capital Trust III. No separate consideration will be received for these securities.

(4)	Exelon Corporation is also registering under this registration statement all other obligations that it may have with respect to the trust preferred securities of Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III. No separate consideration will be received for the guarantee or any other of these obligations.

(5)	Includes subordinated debt securities that will be purchased by, and constitute assets of PECO Energy Capital Trust V and/or PECO Energy Capital Trust VI. No separate consideration will be received for these securities.

(6)	PECO Energy Company is also registering under this registration statement all other obligations that it may have with respect to the trust preferred securities of PECO Energy Capital Trust V and PECO Energy Capital Trust VI. No separate consideration will be received for the guarantee or any other of these obligations.

PROSPECTUS

EXELON CORPORATION

Debt Securities

Common Stock

Stock Purchase Contracts

Stock Purchase Units

Preferred Stock

Subordinated Debt Securities

Guarantee of Trust Preferred Securities

EXELON CAPITAL TRUST I

EXELON CAPITAL TRUST II

EXELON CAPITAL TRUST III

Trust Preferred Securities

(guaranteed by Exelon Corporation as described in this prospectus)

EXELON GENERATION COMPANY, LLC

Debt Securities

Preferred Securities

COMMONWEALTH EDISON COMPANY

Preferred Stock

Senior Debt Securities

PECO ENERGY COMPANY

Preferred Stock

First and Refunding Mortgage Bonds

Subordinated Debt Securities

Guarantee of Trust Preferred Securities

PECO ENERGY CAPITAL TRUST V

PECO ENERGY CAPITAL TRUST VI

Trust Preferred Securities

(guaranteed by PECO Energy Company as described in this prospectus)

BALTIMORE GAS AND ELECTRIC COMPANY

Unsecured Debt Securities

Senior Secured Bonds

Preferred Stock

Exelon Corporation (Exelon) may use this prospectus to offer and sell from time to time:

•	unsecured senior debt securities;
•	common stock;
•	stock purchase contracts;
•	stock purchase units;
•	preferred stock in one or more series;
•	subordinated debt securities to be purchased by Exelon Capital Trust I, Exelon Capital Trust II and/or Exelon Capital Trust III; and
•	guarantees of trust preferred securities sold by Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III.

Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III may use this prospectus to offer and sell from time to time trust preferred securities that will be guaranteed by Exelon Corporation.

Exelon Generation Company, LLC (Generation) may use this prospectus to offer and sell from time to time:

•	unsecured senior debt securities; and
•	preferred limited liability company interests in one or more series.

Commonwealth Edison Company (ComEd) may use this prospectus to offer and sell from time to time:

•	preferred stock in one or more series; and
•	senior debt securities.

PECO Energy Company (PECO) may use this prospectus to offer and sell from time to time:

•	preferred stock in one or more series;
•	one or more series of first and refunding mortgage bonds;
•	subordinated debt securities to be purchased by PECO Energy Capital Trust V and/or PECO Energy Capital Trust VI; and
•	guarantees of trust preferred securities sold by PECO Energy Capital Trust V and PECO Energy Capital Trust VI.

PECO Energy Capital Trust V and PECO Energy Capital Trust VI may use this prospectus to offer and sell from time to time trust preferred securities that will be guaranteed by PECO.

Baltimore Gas and Electric Company (BGE) may use this prospectus to offer and sell from time to time:

•	unsecured debt securities;
•	senior secured bonds; and
•	preferred stock in one or more series.

Exelon, Generation, ComEd, PECO and BGE sometimes refer to the securities listed above as the “Securities.”

Exelon, Generation, ComEd, PECO and BGE will provide the specific terms of the Securities in supplements to this prospectus prepared in connection with each offering. Please read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of the offered Securities unless accompanied by a prospectus supplement.

Exelon’s common shares are listed on the New York Stock Exchange, under the symbol “EXC.”

Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 29, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Exelon, Generation, ComEd, PECO and BGE have each filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, each of us may, from time to time, sell our Securities described in this prospectus in one or more offerings. Each time Exelon, Generation, ComEd, PECO or BGE (each, a registrant) sells Securities, the registrant will provide a prospectus supplement that will contain a description of the Securities the registrant will offer and specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

Information contained herein relating to each registrant is filed separately by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant or Securities issued by any other registrant, except that information relating to (i) Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III’s Securities is also attributed to Exelon and (ii) PECO Energy Capital Trust V and PECO Energy Capital Trust VI’s Securities is also attributed to PECO.

As used in this prospectus, the terms “we,” “our” and “us” generally refer to:

•	Exelon with respect to Securities issued by Exelon.

•	Generation with respect to Securities issued by Generation.

•	ComEd with respect to Securities issued by ComEd.

•	PECO with respect to Securities issued by PECO.

•	BGE with respect to Securities issued by BGE.

All references to “the Exelon Trusts” mean Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III. All references to “the PECO Trusts” means PECO Energy Capital Trust V and PECO Energy Capital Trust VI.

None of the registrants will guarantee or provide other credit or funding support for the Securities to be offered by another registrant pursuant to this prospectus, except Exelon with respect to Securities issued by the Exelon Trusts and PECO with respect to Securities issued by the PECO Trusts.

We are not offering the Securities in any state where the offer is not permitted.

For more detailed information about the Securities, you should read the exhibits to the registration statement. Those exhibits have either been filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

You should rely only on information contained in this prospectus and which is incorporated by reference or the documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus and related prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus and any prospectus supplement may only be accurate on the date of this document. The business of the registrant, financial condition, results of operations and prospects may have changed since that date.

Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based entirely on historical facts and are subject to risks and uncertainties. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “predicts” and “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify those statements. These forward-looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties.

The factors that could cause actual results to differ materially from the forward-looking statements include: (a) any risk factors discussed in this prospectus and any accompanying prospectus supplement; (b) those factors discussed in the following sections of Exelon, Generation, PECO and ComEd’s combined 2011 Annual Reports on Form 10-K: ITEM 1A. Risk Factors, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and ITEM 8. Financial Statements and Supplementary Data: Note 18; (c) those factors discussed in the following sections of BGE’s 2011 Annual Report on Form 10-K: ITEM 1A. Risk Factors, ITEM 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations and ITEM 8. Financial Statements and Supplementary Data: Note 12 and (d) other factors discussed herein and in other filings with the SEC by Exelon, Generation, ComEd, PECO and BGE, as applicable.

You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.

RISK FACTORS

Investing in the Securities involves various risks. You are urged to read and consider the risk factors described in: (a) the combined Annual Reports on Form 10-K of Exelon, Generation, ComEd and PECO, as applicable, for the year ended December 31, 2011, filed with the SEC on February 9, 2012; and (b) the Annual Report on Form 10-K of BGE for the year ended December 31, 2011, filed with the SEC on February 29, 2012. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The prospectus supplement applicable to each type or series of Securities offered by one of the registrants will contain a discussion of additional risks applicable to an investment in such registrant and the particular type of Securities the registrant is offering under that prospectus supplement.

EXELON CORPORATION

Exelon, a utility services holding company, operates through its principal subsidiaries — Generation, ComEd, PECO and BGE.

Exelon was incorporated in Pennsylvania in February 1999. Exelon’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 312-394-7398.

On March 12, 2012, Exelon completed the merger contemplated by the Merger Agreement, dated as of April 28, 2011, among Exelon, Bolt Acquisition Corporation, a wholly owned subsidiary of Exelon (Merger Sub) and Constellation Energy Group, Inc. As a result of that merger, Merger Sub was merged with and into Constellation (the Initial Merger) and Constellation became a wholly owned subsidiary of Exelon. Following the completion of the Initial Merger, Exelon and Constellation completed a series of internal corporate organizational restructuring transactions. Constellation merged with and into Exelon, with Exelon continuing as the surviving corporation (the Upstream Merger). Simultaneously with the Upstream Merger, Constellation’s interest in RF Holdco LLC, which held Constellation’s interest in BGE, was transferred to Exelon Energy Delivery Company, LLC, a wholly owned subsidiary of Exelon that also owns Exelon’s interest in ComEd and PECO. Following the Upstream Merger and the transfer of the interest in RF Holdco LLC, Exelon contributed to Generation certain subsidiaries, including the generation and customer supply businesses that were acquired from Constellation as a result of the Initial Merger and the Upstream Merger.

EXELON GENERATION COMPANY, LLC

Generation was formed in 2000 as a Pennsylvania limited liability company. Generation began operations as a result of a corporate restructuring, effective January 1, 2001, in which Exelon separated its generation and other competitive businesses from its regulated energy delivery businesses at ComEd and PECO. Generation’s principal executive offices are located at 300 Exelon Way, Kennett Square, Pennsylvania 19348, and its telephone number is 610-765-5959.

Generation is one of the largest competitive electric generation companies in the United States, as measured by owned and controlled megawatts. Generation combines its large generation fleet with an experienced wholesale energy marketing operation and a competitive retail supply operation. Generation’s presence in well-developed wholesale energy markets, integrated hedging strategy that mitigates the adverse impact of short-term market volatility, and low-cost nuclear generating fleet, which is operated consistently at high capacity factors, position it well to succeed in competitive energy markets. Generation’s business consists of its owned and contracted electric generating facilities, its wholesale energy marketing operations and its competitive retail supply operations.

Generation has six reportable segments, which are largely representative of the footprints of an Independent System Operator / Regional Transmission Operator and/or North American Electric Reliability Corporation (NERC) region. Descriptions of each of Generation’s six reportable segments are as follows:

•

Mid-Atlantic represents operations in the eastern half of PJM Interconnection, LLC (PJM), which includes Pennsylvania, New Jersey, Maryland, Virginia, West Virginia, Delaware, the District of Columbia and parts of North Carolina.

•

Midwest represents operations in the western half of PJM, which includes portions of Illinois, Indiana, Ohio, Michigan, Kentucky and Tennessee, and the entire United States footprint of Midwest Independent Transmission Systems Operator, Inc. (MISO), which covers all or most of North Dakota, South Dakota, Nebraska, Minnesota, Iowa, Wisconsin, the remaining parts of Illinois, Indiana, Michigan and Ohio not covered by PJM, and parts of Montana, Missouri and Kentucky.

•	New England represents the operations within ISO New England, Inc. covering the states of Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont.

•	New York represents operations within New York ISO, which covers the state of New York in its entirety.

•	ERCOT represents operations within Electric Reliability Council of Texas, covering most of the state of Texas.

•	Other Regions not considered individually significant:

•

South represents operations in the Florida Reliability Coordinating Council and the remaining portions of the SERC Reliability Corporation not included within MISO or PJM, which includes all or most of Florida, Arkansas, Louisiana, Mississippi, Alabama, Georgia, Tennessee, North Carolina, South Carolina and parts of Missouri, Kentucky and Texas. Generation’s South region also includes operations in the Southwest Power Pool, covering Kansas, Oklahoma, most of Nebraska and parts of New Mexico, Texas, Louisiana, Missouri, Mississippi and Arkansas.

•

West represents operations in the Western Electric Coordinating Council, which includes California ISO, and covers the states of California, Oregon, Washington, Arizona, Nevada, Utah, Idaho, Colorado, and parts of New Mexico, Wyoming and South Dakota.

•	Canada represents operations across the entire country of Canada and includes the Alberta Electric Systems Operator, Ontario Independent Electricity System Operator and the Canadian portion of MISO.

Generation’s other business activities include retail and wholesale gas, upstream natural gas, proprietary trading, energy efficiency and demand response, the design, construction and operation of renewable energy, heating, cooling and cogeneration facilities, and home improvements, sales of electric and gas appliances, servicing of heating, air conditioning, plumbing, electrical and indoor air quality systems.

Generation is a public utility under the Federal Power Act, and is subject to the exclusive ratemaking jurisdiction of the Federal Energy Regulatory Commission (FERC) over wholesale sales of electricity and the transmission of electricity in interstate commerce.

COMMONWEALTH EDISON COMPANY

ComEd is engaged principally in the purchase and regulated retail sale of electricity and the provision of distribution and transmission services to a diverse base of residential, commercial and industrial customers in northern Illinois. ComEd is a public utility under the Illinois Public Utilities Act subject to regulation by the Illinois Commerce Commission with respect to distribution rates and service, the issuance of securities, and certain other aspects of ComEd’s business. ComEd is a public utility under the Federal Power Act subject to regulation by FERC with respect to transmission rates and certain other aspects of ComEd’s business. Specific operations of ComEd are also subject to the jurisdiction of various other Federal, state, regional and local agencies. Additionally, ComEd is subject to mandatory reliability standards set by the North American Electric Reliability Corporation (NERC).

ComEd’s retail service territory has an area of approximately 11,400 square miles and an estimated population of 9 million. The service territory includes the City of Chicago, an area of about 225 square miles with an estimated population of 3 million. ComEd has approximately 3.8 million customers.

ComEd was organized in the State of Illinois in 1913 as a result of the merger of Cosmopolitan Electric Company into the original corporation named Commonwealth Edison Company, which was incorporated in 1907. ComEd’s principal executive offices are located at 440 South LaSalle Street, Suite 3300, Chicago, Illinois 60605, and its telephone number is (312) 394-4321.

PECO ENERGY COMPANY

PECO is engaged principally in the purchase and regulated retail sale of electricity and the provision of transmission and distribution services to retail customers in southeastern Pennsylvania, including the City of Philadelphia, as well as the purchase and regulated retail sale of natural gas and the provision of distribution services to retail customers in the Pennsylvania counties surrounding the City of Philadelphia. PECO is a public utility under the Pennsylvania Public Utility Code subject to regulation by the Pennsylvania Public Utility Commission with respect to electric and gas distribution rates and service, the issuances of certain securities and certain other aspects of PECO’s operations. PECO is a public utility under the Federal Power Act subject to regulation by FERC with respect to transmission rates and certain other aspects of PECO’s business and by the U.S. Department of Transportation as to pipeline safety and other areas of gas operations. Specific operations of PECO are subject to the jurisdiction of various other Federal, state, regional and local agencies. Additionally, PECO is also subject to NERC mandatory reliability standards.

PECO’s combined electric and natural gas retail service territory has an area of approximately 2,100 square miles and an estimated population of 4.0 million. PECO provides electric distribution service in an area of approximately 1,900 square miles, with a population of approximately 3.9 million, including approximately 1.5 million in the City of Philadelphia. PECO provides natural gas distribution service in an area of approximately 1,900 square miles in southeastern Pennsylvania adjacent to the City of Philadelphia, with a population of approximately 2.4 million. PECO delivers electricity to approximately 1.6 million customers and natural gas to approximately 494,000 customers.

PECO was incorporated in the Commonwealth of Pennsylvania in 1929. PECO’s principal executive offices are located at 2301 Market Street, Philadelphia, PA 19101-8699, and its telephone number is 215-841-4000.

BALTIMORE GAS AND ELECTRIC COMPANY

BGE is a regulated electric transmission and distribution utility company and a regulated gas distribution utility company with a service territory that covers the City of Baltimore and all or part of ten counties in central Maryland. BGE is a public utility under the Maryland Public Utility Code subject to regulation by the Public Service Commission of Maryland with respect to electric and gas distribution rates and service, the issuances of certain securities and certain other aspects of BGE’s operations. BGE is a public utility under the Federal Power Act subject to regulation by FERC with respect to transmission rates and certain other aspects of BGE’s business. Specific operations of BGE are subject to the jurisdiction of various other Federal, state, regional and local agencies. Additionally, BGE is also subject to NERC mandatory reliability standards and by the U.S. Department of Transportation as to pipeline safety and other areas of gas operations.

BGE’s electric service territory includes an area of approximately 2,300 square miles. BGE’s gas service territory includes an area of approximately 800 square miles. BGE delivers electricity to approximately 1.2 million customers and natural gas to approximately 653,000 customers.

BGE was incorporated in the State of Maryland in 1906. BGE’s principal executive offices are located at 2 Center Plaza, 110 West Fayette Street, Baltimore, Maryland 21202, and its telephone number is (410) 234-5000.

EXELON CAPITAL TRUST I, EXELON CAPITAL TRUST II AND

EXELON CAPITAL TRUST III

Each of Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III is a Delaware statutory trust that was formed on August 25, 2003. Each of the Exelon Trust’s businesses is defined in a declaration of trust, dated as of August 25, 2003, executed by Exelon, as sponsor, and certain of the trustees specified below. The declaration of trust for an Exelon Trust will be amended and restated in its entirety as of the date trust preferred securities are initially issued by the applicable Exelon Trust. Each declaration, as amended and restated, is referred to in this prospectus individually as the “Exelon Trust Agreement,” and collectively as the “Exelon Trust Agreements.” The Exelon Trust Agreements were qualified under the Trust Indenture Act of 1939, as amended.

The Exelon Trusts exist for the exclusive purposes of:

•	issuing and selling their trust preferred securities and trust common securities;

•	using the proceeds from the sale of the trust common securities and trust preferred securities to acquire the subordinated debt securities from Exelon; and

•	engaging in only those other activities necessary or incidental to these purposes.

The Exelon Trusts will have no assets other than the subordinated debt securities. The Exelon Trusts will have no revenue other than payments under the subordinated debt securities. Each Exelon Trust has a term of 30 years, but may dissolve earlier as provided in the Exelon Trust Agreements.

Exelon will, directly or indirectly, acquire all of the trust common securities of each Exelon Trust, which will have an aggregate liquidation amount equal to at least 3% of the total capital of the issuing trust.

Each Exelon Trust’s business and affairs will be conducted by its trustees, as provided in the Exelon Trust Agreements. At the time of the issuance of the trust preferred securities, the trustees for the issuing Exelon Trust will be U.S. Bank Trust National Association, as the property trustee and the Delaware trustee, and three of our employees as administrative trustees. Exelon, as holder of the trust common securities, or, if an event of default under the applicable trust agreement has occurred and is continuing, the holders of not less than a majority in liquidation amount of the trust preferred securities, will be entitled to appoint, remove or replace the property trustee and the Delaware trustee. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees. Only the holder of the trust common securities will be entitled to do that.

For so long as the trust preferred securities remain outstanding, Exelon will:

•	maintain directly or indirectly 100% ownership of the trust common securities;

•

use its reasonable efforts to cause the issuing Exelon Trust to remain a statutory trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the applicable Exelon Trust Agreement; and

•	use its reasonable efforts to cause the issuing Exelon Trust to continue to be treated as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.

Exelon will pay all of the issuing Exelon Trust’s fees and expenses, including those related to the offering of the trust preferred securities. In addition, Exelon will guarantee payments on the trust preferred securities to the extent that the issuing Exelon Trust has funds to make payments on the trust preferred securities.

The rights of the holders of the trust preferred securities are set forth in the Exelon Trust Agreements and the Delaware Statutory Trust Act.

The location of each Exelon Trust’s principal executive office is 10 South Dearborn Street, 52nd Floor, P.O. Box 805379, Chicago, Illinois 60680-5379, and the telephone number is 312-394-7398.

PECO ENERGY CAPITAL TRUST V AND PECO ENERGY CAPITAL TRUST VI

Each of PECO Energy Capital Trust V and PECO Energy Capital Trust VI is a Delaware statutory trust that was formed on May 9, 2003. Each of the PECO Trust’s businesses is defined in a declaration of trust, dated as of May 9, 2003, executed by PECO, as sponsor, and the trustees specified below. The declaration of trust for a PECO Trust will be amended and restated in its entirety as of the date trust preferred securities are initially issued by the applicable PECO Trust. Each declaration, as amended and restated, is referred to in this prospectus individually as the “PECO Trust Agreement,” and collectively as the “PECO Trust Agreements.” The PECO Trust Agreements were qualified under the Trust Indenture Act of 1939, as amended.

The PECO Trusts exist for the exclusive purposes of:

•	issuing and selling their trust preferred securities and trust common securities;

•	using the proceeds from the sale of the trust common securities and trust preferred securities to acquire the subordinated debt securities from PECO; and

•	engaging in only those other activities necessary or incidental to these purposes.

The PECO Trusts will have no assets other than the subordinated debt securities. The PECO Trusts will have no revenue other than payments under the subordinated debt securities. Each PECO Trust has a term of 30 years, but may dissolve earlier as provided in the PECO Trust Agreements.

PECO will, directly or indirectly, acquire all of the trust common securities of each PECO Trust, which will have an aggregate liquidation amount equal to at least 3% of the total capital of the issuing PECO Trust.

Each PECO Trust’s business and affairs will be conducted by its trustees, as provided in the PECO Trust Agreements. At the time of the issuance of the trust preferred securities, the trustees for the issuing PECO Trust will be U.S. Bank Trust Company National Association, as the property trustee and the Delaware trustee, and three of our employees as administrative trustees. PECO, as holder of the trust common securities, or, if an event of default under the applicable trust agreement has occurred and is continuing, the holders of not less than a majority in liquidation amount of the trust preferred securities, will be entitled to appoint, remove or replace the property trustee and the Delaware trustee. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees. Only the holder of the trust common securities will be entitled to do that.

For so long as the trust preferred securities remain outstanding, PECO will:

•	maintain directly or indirectly 100% ownership of the trust common securities;

•

use its reasonable efforts to cause the issuing PECO Trust to remain a statutory trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the applicable PECO Trust Agreement; and

•	use its reasonable efforts to cause the issuing PECO Trust to continue to be treated as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.

PECO will pay all of the issuing PECO Trust’s fees and expenses, including those related to the offering of the trust preferred securities. In addition, PECO will guarantee payments on the trust preferred securities to the extent that the issuing PECO Trust has funds to make payments on the trust preferred securities.

The rights of the holders of the trust preferred securities are set forth in the trust agreements and the Delaware Statutory Trust Act.

The location of each PECO Trust’s principal executive office is 2301 Market Street, P.O. Box 8699, Philadelphia, PA 19101-8699, and the telephone number is 215-841-4000.

USE OF PROCEEDS

Except as otherwise indicated in the applicable prospectus supplement, each registrant expects to use the net proceeds from the sale of the Securities for general corporate purposes, including to discharge or refund (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt. Any proceeds of securities issued by the Exelon Trusts will be used by the Exelon Trusts to purchase subordinated debt securities from Exelon. Any proceeds of Securities issued by the PECO Trusts will be used by the PECO Trusts to purchase subordinated debt securities from PECO. Each registrant will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that the registrant has made at the date of that prospectus supplement. Please refer to our annual and quarterly reports incorporated by reference into this prospectus and any prospectus supplement for information concerning each registrant’s outstanding long-term debt. See “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED

FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS

Exelon

The following are Exelon’s consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,					Three Months Ended March 31, 2012
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges	4.5	4.5	5.4	4.8	4.9	2.4

Exelon had no preference securities outstanding during the periods indicated; therefore, the ratio of earnings to combined fixed charges and preference security dividends is the same as the ratio of earnings to fixed charges for Exelon.

Generation

The following are Generation’s consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,					Three Months Ended March 31, 2012
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges	8.2	8.6	10.4	8.5	7.3	4.7

Generation had no preference securities outstanding during the periods indicated; therefore, the ratio of earnings to combined fixed charges and preference security dividends is the same as the ratio of earnings to fixed charges for Generation.

ComEd

The following are ComEd’s consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,					Three Months Ended March 31, 2012
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges	1.8	2.0	2.9	2.8	3.0	2.8

ComEd had no preference securities outstanding during the periods indicated; therefore, the ratio of earnings to combined fixed charges and preference security dividends is the same as the ratio of earnings to fixed charges for ComEd.

PECO

The following are PECO’s consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,					Three Months Ended March 31, 2012
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges	3.9	3.1	3.7	3.3	4.7	5.3

The following are PECO’s consolidated ratios of earnings to combined fixed charges and preference security dividends for each of the periods indicated:

	Years Ended December 31,					Three Months Ended March 31, 2012
	2007	2008	2009	2010	2011
Ratio of earnings to combined fixed charges and preferred stock dividends	3.8	3.0	3.6	3.2	4.5	5.1

BGE

The following are BGE’s consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,					Three Months Ended March 31, 2012
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges	2.8	1.5	2.1	2.8	2.6	(a)

The following are BGE’s consolidated ratios of earnings to combined fixed charges and preference stock dividends for each of the periods indicated:

	Years Ended December 31,					Three Months Ended March 31, 2012
	2007	2008	2009	2010	2011
Ratio of earnings to combined fixed charges and preference stock dividends	2.4	1.3	1.8	2.4	2.2	(a)

(a)	Due to the registrant’s loss for the quarter ended March 31, 2012, the ratio coverage was less than 1:1 for both the ratio of earnings to fixed charges with and without preference stock dividends. The registrant must generate additional earnings of $50 million and $46 million for the ratio of earnings to fixed charges with and without preference stock dividends, respectively, to achieve a coverage ratio of 1:1.

DESCRIPTION OF SECURITIES

Each time one of the registrants sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell the Securities offered (a) through agents; (b) by underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale.

In some cases we may also repurchase the Securities and reoffer them to the public by one or more of the methods described above.

This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.

By Agents

Offered securities may be sold on a one time or a continuing basis by agents designated by the applicable registrant. The agents will use their reasonable efforts to solicit purchases for the period of their appointment under the terms of an agency agreement between the agents and the applicable issuer.

By Underwriters or Dealers

If underwriters are used in the sale, the underwriters may be designated by the applicable registrant or selected through a bidding process. The securities will be acquired by the underwriters for their own account. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The obligations of the underwriters to purchase the Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Only underwriters named in the applicable prospectus supplement are deemed to be underwriters in connection with the Securities offered hereby.

If dealers are utilized in the sale of the Securities, the applicable registrant will sell the Securities to the dealers as principals. The dealers may then resell the Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

Direct Sales

We may also sell Securities directly to the public. In this case, no underwriters or agents would be involved.

General Information

We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Securities from us at the public offering price pursuant to delayed delivery contracts providing for payment and delivery on a later date or dates, all as described in the applicable prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate amount of the Securities shall be not less nor more than, the respective amounts stated in the prospectus supplement.

Institutions with whom the delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. The delayed delivery contracts will not be subject to any conditions except:

•

the purchase by an institution of the Securities covered by its delayed delivery contract shall not, at any time of delivery, be prohibited under the laws of any jurisdiction in the United States to which such delayed delivery contract is subject; and

•

if the Securities are being sold to underwriters, we shall have sold to those underwriters the total amount of the Securities less the amount thereof covered by the delayed delivery contracts. The underwriters will not have any responsibility in respect of the validity or performance of the delayed delivery contracts.

Unless otherwise specified in the related prospectus supplement, each series of the Securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement or issuable upon conversion of another offered Security will be listed on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the Securities, but no underwriter will be obligated to do so and any underwriter may discontinue any market making at any time without notice. We cannot predict the activity of trading in, or liquidity of, our Securities.

In connection with sales by an agent or in an underwritten offering, the SEC rules permit the underwriters or agents to engage in transactions that stabilize the price of the Securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the Securities are listed on that exchange or admitted for trading on that automated quotation system, in the over-the-counter market or otherwise.

We may from time to time, without the consent of the existing Security holders, create and issue further Securities having the same terms and conditions as the Securities being offered hereby in all respects, except for issue date, issue price and if applicable, the first payment of interest or dividends therein or other terms as noted in the applicable prospectus supplement. Additional Securities issued in this manner will be consolidated with, and will form a single series with, the previously outstanding securities.

Underwriters, dealers and agents that participate in the distribution of the Securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the Securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of their businesses.

LEGAL MATTERS

Ballard Spahr LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the Securities for us. Ballard Spahr LLP may rely on an opinion of one of our in-house lawyers as to matters of Illinois law.

Winston & Strawn LLP, Chicago, Illinois, will render an opinion as to the validity of the Securities for any underwriters, dealers, purchasers or agents. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Exelon, Generation, ComEd and PECO incorporated in this Prospectus by reference to the combined Annual Reports on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Constellation Energy Group, Inc. and Baltimore Gas and Electric Company included as Exhibit 99.1 to Exelon’s and Generation’s Current Report on Form 8-K/A dated May 25, 2012 have been incorporated by reference in this Prospectus in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Baltimore Gas and Electric Company for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Exelon, Generation, ComEd, PECO and BGE each file reports and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These documents are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning Exelon may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005. You may also obtain a copy of the registration statement at no cost by writing us at the following address:

Exelon Corporation
Attn: Investor Relations
10 South Dearborn Street – 52nd Floor
P.O. Box 805398
Chicago, IL 60680-5398

This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended, known as the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the Securities, you should read the entire registration statement, including this prospectus and any related prospectus supplements, and the additional information described under the sub-heading “Documents Incorporated By Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Information about us is also available on Exelon’s web site at http://www.exeloncorp.com. The information on Exelon’s web site is not incorporated into this prospectus by reference, and you should not consider it a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (Exchange Act) but prior to the termination of any offering of securities made by this prospectus:

Exelon Corporation (Exchange Act File No. 1-16169)

•	Exelon’s Annual Report on Form 10-K for the year ended December 31, 2011;

•	Exelon’s Quarterly Report on Form 10-Q for the quarterly period March 31, 2012;

•

The description of Exelon’s common stock contained in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, including any amendment thereto or report filed for the purpose of updating such description; and

•	Exelon’s Current Reports on Form 8-K filed with the SEC on January 17, 2012; February 16, 2012; February 21, 2012; March 14, 2012; April 5, 2012; April 6, 2012; and May 25, 2012.

Exelon Generation Company, LLC (Exchange Act File No. 333-85496)

•	Generation’s Annual Report on Form 10-K for the year ended December 31, 2011;

•	Generation’s Quarterly Report on Form 10-Q for the quarterly period March 31, 2012;

•	Generation’s Current Reports on Form 8-K filed with the SEC on January 17, 2012; February 16, 2012; February 21, 2012; March 14, 2012; March 16, 2012; April 5, 2012; and May 25, 2012.

Commonwealth Edison Company (Exchange Act File No. 1-1839)

•	ComEd’s Annual Report on Form 10-K for the year ended December 31, 2011;

•	ComEd’s Quarterly Report on Form 10-Q for the quarterly period March 31, 2012; and

•	ComEd’s Current Reports on Form 8-K filed with the SEC on January 17, 2012; February 16, 2012; February 21, 2012; March 14, 2012; March 16, 2012; and March 29, 2012.

PECO Energy Company (Exchange Act File No. 000-16844)

•	PECO’s Annual Report on Form 10-K for the year ended December 31, 2011;

•	PECO’s Quarterly Report on Form 10-Q for the quarterly period March 31, 2012; and

•	PECO’s Current Reports on Form 8-K filed with the SEC on January 17, 2012; February 16, 2012; February 21, 2012; March 14, 2012; and March 16, 2012.

Baltimore Gas and Electric Company (Exchange Act File No. 1-1910)

•	BGE’s Annual Report on Form 10-K for the year ended December 31, 2011;

•	BGE’s Quarterly Report on Form 10-Q for the quarterly period March 31, 2012; and

•	BGE’s Current Reports on Form 8-K filed with the SEC on January 19, 2012; and March 14, 2012.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Exelon Corporation, Attn: Investor Relations, 10 South Dearborn Street, 52nd Floor, P.O. Box 805398, Chicago, IL 60680-5398, 312-394-2345.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

We have not included or incorporated by reference any separate financial statements of the Exelon Trusts or the PECO Trusts. We do not consider the financial statements of the Exelon Trusts or the PECO Trusts to be material to holders of the trust preferred securities of the Exelon Trusts or the PECO Trusts because each Exelon Trust or PECO Trust (1) is a special purpose entity that has no operating history or independent operations and (2) is not engaged in and does not propose to engage in any activity other than holding our subordinated debt securities and issuing trust preferred securities. We do not expect the Exelon Trusts or the PECO Trusts to file periodic reports under Sections 13 and 15(d) of the Exchange Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the issuance and distribution of the Securities are set forth in the following table. All amounts except the SEC registration fee are estimated.

SEC registration fee	$	*
Listing fees and expenses	$	**
Accounting fees and expenses	$	**
Printing and engraving expenses	$	**
Legal fees and expenses	$	**
Trustee fees	$	**
Miscellaneous	$	**

Total	$	**

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**	Estimated expenses not presently known. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Exelon Corporation

Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the PBCL), contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses he or she may incur in connection with a threatened, pending or completed civil, administrative or investigative proceeding by reason of the fact that he or she is or was a representative of the corporation or was serving at the request of the corporation as a representative of another enterprise, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending these actions if they are successful on the merits or otherwise in the defense of such actions.

Section 1746 of the PBCL provides that indemnification under the other sections of Subchapter D is not exclusive of other rights that a person seeking indemnification may have under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However, Section 1746 prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against such person and incurred by him or her in that capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D.

Exelon’s Bylaws provide that it is obligated to indemnify directors and officers and other persons designated by the board of directors against any liability, including any damage, judgment, amount paid in settlement, fine, penalty, cost or expense (including, without limitation, attorneys’ fees and disbursements) including in connection with any proceeding. Exelon’s Bylaws provide that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by arbitration or otherwise to have constituted willful misconduct or recklessness or attributable to receipt from Exelon of a personal benefit to which the recipient is not legally entitled.

As permitted by PBCL Section 1713, Exelon’s Bylaws provide that directors generally will not be liable for monetary damages in any action, whether brought by shareholders directly or in the right of Exelon or by third parties, unless they fail in the good faith performance of their duties as fiduciaries (the standard of care established by the PBCL), and such failure constitutes self-dealing, willful misconduct or recklessness.

Exelon has entered into indemnification agreements with each of its directors. Exelon also currently maintains liability insurance for its directors and officers. In addition, the directors, officers and employees of Exelon are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and Exelon is insured to the extent that it is required or permitted by law to indemnify the directors, officers and employees for such loss. The premiums for such insurance are paid by Exelon.

Exelon Capital Trust I, Exelon Capital Trust II, Exelon Capital Trust III, PECO Energy Capital Trust V and PECO Energy Capital Trust VI

Section 3817 of the Delaware Statutory Trust Act, 12 Del. C. Section 3801, et seq., provides that, subject to such standards and restrictions, if any, as set forth in the governing instrument of the trust, a statutory trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. The trust agreements provide that Exelon, as sponsor of the Exelon Trusts and PECO, as the sponsor of the PECO Trusts, as applicable, will indemnify the trustees for, and hold the trustees harmless against, any and all loss, damage, claims, liability or expense incurred without willful misconduct, gross negligence (ordinary negligence in the case of the Property Trustee) or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust agreements, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties thereunder.

Exelon Generation Company, LLC

Section 4.6 of Generation’s operating agreement provides, as follows:

The Member shall, and any officer, employee or agent of the Company may in the Member’s absolute discretion, be indemnified by the Company to the fullest extent permitted by Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 and as may be otherwise permitted by applicable law.

Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 provides that:

8945.	Indemnification.

(a) General rule. Subject to such standards and restrictions, if any, as are set forth in the operating agreement, a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

(b) When indemnification is not to be made. Indemnification under subsection (a) shall not be made in any case where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The certificate of organization or operating agreement may not provide for indemnification in the case of willful misconduct or recklessness.

(c) Grounds. Indemnification under subsection (a) may be granted for any action taken and may be made whether or not the company would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the company. Such indemnification is declared to be consistent with the public policy of this Commonwealth.

(d) Payment of expenses. Expenses incurred by a member, manager or other person in defending any action or proceeding against which indemnification may be made under this section may be paid by the company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company.

(e) Rights to indemnification. The indemnification and advancement of expenses provided by or granted under this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to serve in the capacity as to which he was indemnified and shall inure to the benefit of the heirs, executors and administrators of such person.

(f) Mandatory indemnification. Without regard to whether indemnification or advancement of expenses is provided under subsections (a) and (d), a limited liability company shall be subject to section 8331(2) (relating to rules determining rights and duties of partners) and both the members and the managers, if any, shall be deemed to be general partners for purposes of applying that section.

In addition, the officers and employees of Generation are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and the registrant is insured to the extent that it is required or permitted by law to indemnify the officers and employees for such loss. The premiums for such insurance are paid by Generation.

Commonwealth Edison Company

Certain provisions of the Illinois Business Corporation Act of 1983, as amended (the BCA), provide that ComEd may, and in some circumstances must, indemnify the directors and officers of ComEd and of each subsidiary company against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute. ComEd’s Restated Articles of Incorporation and Amended and Restated

By-Laws provide that ComEd will indemnify its directors and officers and any other person serving as director, officer, employee or agent of another business entity at ComEd’s request, to the extent permitted by the statute. In addition, ComEd’s Restated Articles of Incorporation provide, as permitted by the BCA, that directors shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of their duty of loyalty to ComEd or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the BCA, and (iv) for transactions from which a director derived an improper personal benefit.

ComEd maintains liability insurance policies which indemnify ComEd’s directors and officers, the directors and officers of subsidiaries of ComEd, and the trustees of the Commonwealth Edison Company Service Annuity Fund and the Commonwealth Edison Company of Indiana, Inc. Service Annuity Fund, against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.

PECO Energy Company

As noted above, the PBCL, contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses he or she may incur in connection with a threatened, pending or completed civil, administrative or investigative proceeding by reason of the fact that he or she is or was a representative of the corporation or was serving at the request of the corporation as a representative of another enterprise, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending these actions if they are successful on the merits or otherwise in the defense of such actions.

Section 1746 of the PBCL provides that indemnification under the other sections of Subchapter D is not exclusive of other rights that a person seeking indemnification may have under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However, Section 1746 prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against such person and incurred by him or her in that capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D.

PECO’s Bylaws provide that it is obligated to indemnify directors and officers and other persons designated by the board of directors against any liability, including any damage, judgment, amount paid in settlement, fine, penalty, cost or expense (including, without limitation, attorneys’ fees and disbursements) including in connection with any proceeding. PECO’s Bylaws provide that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by arbitration or otherwise to have constituted willful misconduct or recklessness or attributable to receipt from PECO of a personal benefit to which the recipient is not legally entitled.

As permitted by PBCL Section 1713, PECO’s Bylaws provide that directors generally will not be liable for monetary damages in any action, whether brought by shareholders directly or in the right of PECO or by third parties, unless they fail in the good faith performance of their duties as fiduciaries (the standard of care established by the PBCL), and such failure constitutes self-dealing, willful misconduct or recklessness.

PECO has entered into indemnification agreements with each of its directors. PECO also currently maintains liability insurance for its directors and officers. In addition, the directors, officers and employees of PECO are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and PECO is insured to the extent that it is required or permitted by law to indemnify the directors, officers and employees for such loss. The premiums for such insurance are paid by PECO.

Baltimore Gas and Electric Company

The following description of indemnification allowed under Maryland statutory law is a summary rather than a complete description. Reference is made to Section 2-418 of the Corporations and Associations Article of the Maryland Annotated Code, which is incorporated herein by reference, and the following summary is qualified in its entirety by such reference.

By a Maryland statute, a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (Proceeding) by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company, other enterprise, or employee benefit plan (Director). Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by such Director in connection with the Proceeding unless it is established that (a) the act or omission of the Director was material to the matter giving rise to the Proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the Director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the Director had reasonable cause to believe the act or omission was unlawful. However, the corporation may not indemnify any Director in connection with a Proceeding by or in the right of the corporation if the Director has been adjudged to be liable to the corporation. A Director who has been successful in the defense of any Proceeding described above, or in the defense of any claim, issue or matter in the Proceeding, shall be indemnified against reasonable expenses incurred in connection with the Proceeding or the claim, issue or matter in which the Director has been successful. The corporation may not indemnify a Director in respect of any Proceeding charging improper personal benefits to the Director in which the Director was adjudged to be liable on the basis that personal benefit was improperly received. The corporation may not indemnify a Director or advance expenses for a Proceeding brought by the Director against the corporation except if the Proceeding is brought to enforce indemnification by the corporation or if the corporation’s charter or bylaws, a board resolution or contract provides otherwise. Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the Director, may order indemnification if it determines that in view of all the relevant circumstances, the Director is fairly and reasonably entitled to indemnification; however, indemnification with respect to any Proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a Director prior to the final disposition of a Proceeding upon receipt by the corporation of a written undertaking by or on behalf of the Director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.

A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify Directors under the statute.

The indemnification and advancement of expenses provided by statute is not exclusive of any other rights, by indemnification or otherwise, to which a Director or officer may be entitled under the charter, bylaws, a resolution of shareholders or directors, an agreement or otherwise.

A corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer, whether or not the corporation would have the power to indemnify a Director or officer against liability under the provision of this section of Maryland law. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

Article V of BGE’s Charter reads as follows:

“A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. It is the intent of this Article that the liability of directors and officers shall be limited to the fullest extent permitted by the Maryland General Corporation Law, as amended from time to time.

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification.”

Article IV of BGE’s By-Laws reads as follows:

“Each person made or threatened to be made party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or, at its request, is or was a director or officer of another corporation, shall be indemnified by the Company (to the extent indemnification is not otherwise provided by insurance) against the liabilities, costs and expenses of every kind actually and reasonably incurred by him as a result of such action, suit or proceeding, or any threat thereof or any appeal thereon, but in each case only if and to the extent permissible under applicable common or statutory law, state or federal. The foregoing indemnity shall not be inclusive of other rights to which such person may be entitled.”

The directors and officers of BGE are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities arising under the Securities Act of 1933. The premium for this insurance is paid by Exelon with BGE’s share of the premium being reimbursed by BGE.

ITEM 16.	EXHIBITS.

Reference is made to the Exhibit Index filed herewith at page II-22, such Exhibit Index being incorporated in this Item 16 by reference.

ITEM 17.	UNDERTAKINGS.

(a)	Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each of the undersigned registrants undertake that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 29th day of May, 2012.

EXELON CORPORATION

By:	/s/ Christopher M. Crane
Christopher M. Crane President and Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Jonathan W. Thayer
Jonathan W. Thayer Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Duane M. DesParte
Duane M. DesParte Vice President and Corporate Controller (Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher M. Crane or Jonathan W. Thayer and each or any one of them, his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys in fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mayo A. Shattuck III Mayo A. Shattuck III	Director and Chairman	May 29, 2012

/s/ Ann C. Berzin Ann C. Berzin	Director	May 29, 2012

/s/ John A. Canning, Jr. John A. Canning, Jr.	Director	May 29, 2012

/s/ M. Walter D’Alessio M. Walter D’Alessio	Director	May 29, 2012

/s/ Yves C. de Balmann Yves C. de Balmann	Director	May 29, 2012

/s/ Nicholas DeBenedictis Nicholas DeBenedictis	Director	May 29, 2012

/s/ Nelson A. Diaz Nelson A. Diaz	Director	May 29, 2012

/s/ Sue L. Gin Sue L. Gin	Director	May 29, 2012

/s/ Rosemarie B. Greco Rosemarie B. Greco	Director	May 29, 2012

/s/ Paul L. Joskow Paul L. Joskow	Director	May 29, 2012

/s/ Robert J. Lawless Robert J. Lawless	Director	May 29, 2012

/s/ Richard W. Mies Richard W. Mies	Director	May 29, 2012

/s/ William C. Richardson William C. Richardson	Director	May 29, 2012

/s/ Thomas J. Ridge Thomas J. Ridge	Director	May 29, 2012

/s/ John W. Rogers, Jr. John W. Rogers, Jr.	Director	May 29, 2012

/s/ Stephen D. Steinour Stephen D. Steinour	Director	May 29, 2012

/s/ Don Thompson Don Thompson	Director	May 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 29th day of May, 2012.

EXELON CAPITAL TRUST I

By:	/s/ JaCee M. Burnes
Name: JaCee M. Burnes Title: Administrative Trustee

EXELON CAPITAL TRUST II

By:	/s/ JaCee M. Burnes
Name: JaCee M. Burnes Title: Administrative Trustee

EXELON CAPITAL TRUST III

By:	/s/ JaCee M. Burnes
Name: JaCee M. Burnes Title: Administrative Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 29th day of May, 2012.

EXELON GENERATION COMPANY, LLC

By:	/s/ Christopher M. Crane
Christopher M. Crane President (Principal Executive Officer)

By:	/s/ Andrew L. Good
Andrew L. Good Senior Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Robert Aiken
Robert Aiken Vice President and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 29th day of May, 2012.

COMMONWEALTH EDISON COMPANY

By:	/s/ Anne R. Pramaggiore
Anne R. Pramaggiore President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Joseph R. Trpik, Jr.
Joseph R. Trpik, Jr. Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

By:	/s/ Kevin J. Waden
Kevin J. Waden Vice President and Controller (Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anne R. Pramaggiore and Joseph R. Trpik, Jr. and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any filings pursuant to Rule 462(b) or 462(e) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher M. Crane Christopher M. Crane	Director and Chairman	May 29, 2012

/s/ James W. Compton James W. Compton	Director	May 29, 2012

/s/ A. Steven Crown A. Steven Crown	Director	May 29, 2012

/s/ Peter V. Fazio, Jr. Peter V. Fazio, Jr.	Director	May 29, 2012

/s/ Sue L. Gin Sue L. Gin	Director	May 29, 2012

/s/ Michael Moskow Michael Moskow	Director	May 29, 2012

/s/ Denis P. O’Brien Denis P. O’Brien	Director	May 29, 2012

/s/ Jesse H. Ruiz Jesse H. Ruiz	Director	May 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 29th day of May, 2012.

PECO ENERGY COMPANY

By:	/s/ Craig L. Adams
Craig L. Adams President and Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Phillip S. Barnett
Phillip S. Barnett Senior Vice President Finance, Chief Financial Officer and Treasurer (Principal Financial Officer)

By:	/s/ Scott A. Bailey
Scott A. Bailey Vice President and Controller (Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig L. Adams and Phillip S. Barnett and each or any one of them, his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys in fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher M. Crane Christopher M. Crane	Director and Chairman	May 29, 2012

/s/ M. Walter D’Alessio M. Walter D’Alessio	Director	May 29, 2012

/s/ Nelson A. Diaz Nelson A. Diaz	Director	May 29, 2012

/s/ Rosemarie B. Greco Rosemarie B. Greco	Director	May 29, 2012

/s/ Charisse R. Lillie Charisse R. Lillie	Director	May 29, 2012

/s/ Denis P. O’Brien Denis P. O’Brien	Director	May 29, 2012

/s/ Thomas J. Ridge Thomas J. Ridge	Director	May 29, 2012

/s/ Ronald Rubin Ronald Rubin	Director	May 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 29th day of May. 2012.

PECO ENERGY CAPITAL TRUST V

By:	/s/ JaCee M. Burnes
Name: JaCee M. Burnes Title: Administrative Trustee

PECO ENERGY CAPITAL TRUST VI

By:	/s/ JaCee M. Burnes
Name: JaCee M. Burnes Title: Administrative Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Baltimore Gas and Electric Company, a registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 29th day of May, 2012.

BALTIMORE GAS AND ELECTRIC COMPANY

By:	/s/ Kenneth W. DeFontes, Jr.
Kenneth W. DeFontes, Jr. President and Chief Executive Officer

By:	/s/ Carim V. Khouzami
Carim V. Khouzami Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

By:	/s/ Anne A. Hahn
Anne A. Hahn Vice President and Controller (Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth W. DeFontes, Jr. and Carim V. Khouzami as his true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this Registration Statement or amendments (including, without limitation, post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher M. Crane Christopher M. Crane	Director and Chairman	May 29, 2012

/s/ Denis P. O’Brien Denis P. O’Brien	Director and Vice Chairman	May 29, 2012

/s/ Michael E. Cryor Michael E. Cryor	Director	May 29, 2012

/s/ James R. Curtiss James R. Curtiss	Director	May 29, 2012

/s/ Kenneth W. DeFontes, Jr. Kenneth W. DeFontes, Jr.	Director	May 29, 2012

/s/ Joseph L. Haskins Joseph L. Haskins	Director	May 29, 2012

/s/ Carla D. Hayden Carla D. Hayden	Director	May 29, 2012

/s/ Michael D. Sullivan Michael D. Sullivan	Director	May 29, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

1.1*	Form of Underwriting Agreement with respect to Securities.

1.2	Form of Baltimore Gas and Electric Company Purchase Agreement, including Standard Purchase Provisions for Unsecured Debt Securities (Incorporated by reference to Exhibit 1(b) of the Registration Statement on Form S-3 of Baltimore Gas and Electric Company filed July 24, 2006, Reg. No. 333-135991-01).

1.3**	Form of Baltimore Gas and Electric Company Purchase Agreement, including Standard Purchase Provisions for Preferred Stock.

1.4	Form of Baltimore Gas and Electric Company Purchase Agreement, including Standard Purchase Provisions for Senior Secured Bonds (incorporated by reference to Exhibit 1(j) of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Baltimore Gas and Electric Company filed July 9, 2009, Reg. No.
333-157637-01).

3.1	Amended and Restated Articles of Incorporation of Exelon Corporation (incorporated herein by reference to File No. 001-16169, Form 10-Q for the quarter ended September 30, 2008, Exhibit 3-1-2).

3.2	Amended and Restated Bylaws of Exelon Corporation, effective as of March 12, 2012 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed March 14, 2012, File No. 001-16169).

3.3	Certificate of Formation of Exelon Generation Company, LLC (Registration Statement No. 333-85496, Form S-4, Exhibit 3-1).

3.4	First Amended and Restated Operating Agreement of Exelon Generation Company, LLC executed as of January 1, 2001 (incorporated herein by reference to File No. 333-85496, 2003 Form 10-K, Exhibit 3-8).

3.5***	Form of Amendment to Amended and Restated Operating Agreement of Exelon Generation Company, LLC.

3.6	Charter of Baltimore Gas and Electric Company, restated as of August 16, 1996 (Incorporated by reference to Exhibit 3 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, File No. 1-1910).

3.7	Articles of Amendment to the Charter of Baltimore Gas and Electric Company as of February 2, 2010. (Designated as Exhibit No. 3.1 to the Current Report on Form 8-K dated February 4, 2010, File No. 1-1910.)

3.8	Bylaws of Baltimore Gas and Electric Company as amended to May 10, 2012.

3.9	Restated Articles of Incorporation of Commonwealth Edison Company effective February 20, 1985, including Statements of Resolution Establishing Series, relating to the establishment of three new series of Commonwealth Edison Company preference stock known as the “$9.00 Cumulative Preference Stock,” the “$6.875 Cumulative Preference Stock” and the “$2.425 Cumulative Preference Stock” (incorporated herein by reference to Exhibit 3-2 to Commonwealth Edison Company’s 1994 Form 10-K, File No. 1-1839).

3.10	Commonwealth Edison Company Amended and Restated By-Laws, effective January 23, 2006, as further amended January 28, 2008 and July 27, 2009 (incorporated herein by reference to Exhibit 3.1 to Commonwealth Edison Company’s Form 8-K filed July 27, 2009, File No. 1-16169).

3.11	Amended and Restated Articles of Incorporation for PECO Energy Company (incorporated herein by reference to File No. 1-01401, 2000 Form 10-K, Exhibit 3-3).

3.12	PECO Energy Company amended Bylaws (Incorporated by reference to File No. 000-16844, Form 8-K dated May 6, 2009, Exhibit 99.1).

4.1	Form of Indenture between Exelon Corporation and The Bank of New York Trust Company, N.A., as trustee, relating to senior debt securities (incorporated by reference to File No. 333-14620, Form S-3, Exhibit 4-4).

4.2	Form of Indenture between Exelon Corporation and U.S. Bank National Association, as trustee, relating to subordinated debt securities (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-4).

4.3	Indenture between Exelon Generation Company, LLC and U.S. Bank National Association, as trustee relating to Generation senior debt securities (incorporated by reference to File No. 333-85496, Form 8-K dated September 28, 2007, Exhibit 4.1).

4.4	Form of Exelon Guarantee Agreement (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-12).

4.5	Certificate of Trust of Exelon Capital Trust I dated as of August 25, 2003 (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-5).

4.6	Certificate of Trust of Exelon Capital Trust II dated as of August 25, 2003 (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-6).

4.7	Certificate of Trust of Exelon Capital Trust III dated as of August 25, 2003 (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-7).

4.8	Declaration of Trust of Trust of Exelon Capital Trust I dated as of August 25, 2003 (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-8).

4.9	Declaration of Trust of Trust of Exelon Capital Trust II dated as of August 25, 2003 (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-9).

4.10	Declaration of Trust of Trust of Exelon Capital Trust III dated as of August 25, 2003 (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-10).

4.11	Form of Amended and Restated Declaration of Trust (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-11).

4.12	Indenture dated as of July 24, 2006, between Baltimore Gas and Electric Company and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4(b) of the Registration Statement on Form S-3 of Baltimore Gas and Electric Company filed July 24, 2006, Reg. No. 333-135991-01).

4.13	First Supplemental Indenture between Baltimore Gas and Electric Company and Deutsche Bank Trust Company Americas, as trustee, dated as of October 13, 2006 (Incorporated by reference to Exhibit 4(a) to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, File No. 1-1910).

4.14**	Baltimore Gas and Electric Company Preferred Stock certificate.

4.15	Form of Baltimore Gas and Electric Company Unsecured Debt Security (Fixed Rate) (Included in Exhibit 4.12).

4.16	Form of Baltimore Gas and Electric Company Unsecured Debt Security (Floating Rate) (Included in Exhibit 4.12).

4.17	Indenture and Security Agreement dated as of July 9, 2009, between Baltimore Gas and Electric Company and Deutsche Bank Trust Company Americas, as trustee (including form of Baltimore Gas and Electric Company Officer’s Certificate and form of Senior Secured Bond) (Incorporated by reference to Exhibits 4(u) and 4(u)(1) of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Baltimore Gas and Electric Company filed July 9, 2009, Reg. No. 333-157637-01).

4.18	Supplemental Indenture No. 1, dated as of October 1, 2009, to the Indenture and Security Agreement dated as of July 9, 2009, between Baltimore Gas and Electric Company and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4(c) to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, File No. 1-1910).

4.19	Baltimore Gas and Electric Company Deed of Easement and Right-of-Way Grant dated as of July 9, 2009 (Incorporated by reference to Exhibit 4(u)(2) of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Baltimore Gas and Electric Company filed July 9, 2009, Reg. No. 333-157637-01).

4.20	Mortgage of Commonwealth Edison Company to Illinois Merchants Trust Company, Trustee (BNY Mellon Trust Company of Illinois, as current successor Trustee), dated July 1, 1923, as supplemented and amended by Supplemental Indenture thereto dated August 1, 1994 (incorporated herein by reference to Exhibit 2-1 to Commonwealth Edison Company’s Form S-7, File No. 2-60201).

4.21	Supplemental Indentures to the aforementioned Commonwealth Edison Company Mortgage are incorporated herein by reference as follows:

Dated as of	File Reference	Exhibit No.
August 1, 1946	2-60201, Form S-7	2-1
April 1, 1953	2-60201, Form S-7	2-1
March 31, 1967	2-60201, Form S-7	2-1
April 1, 1967	2-60201, Form S-7	2-1
February 28, 1969	2-60201, Form S-7	2-1
May 29, 1970	2-60201, Form S-7	2-1
June 1, 1971	2-60201, Form S-7	2-1
April 1, 1972	2-60201, Form S-7	2-1
May 31, 1972	2-60201, Form S-7	2-1

Dated as of	File Reference	Exhibit No.
June 15, 1973	2-60201, Form S-7	2-1
May 31, 1974	2-60201, Form S-7	2-1
June 13, 1975	2-60201, Form S-7	2-1
May 28, 1976	2-60201, Form S-7	2-1
June 3, 1977	2-60201, Form S-7	2-1
May 17, 1978	2-99665, Form S-3	4-3
August 31, 1978	2-99665, Form S-3	4-3
June 18, 1979	2-99665, Form S-3	4-3
June 20, 1980	2-99665, Form S-3	4-3
April 16, 1981	2-99665, Form S-3	4-3
April 30, 1982	2-99665, Form S-3	4-3
April 15, 1983	2-99665, Form S-3	4-3
April 13, 1984	2-99665, Form S-3	4-3
April 15, 1985	2-99665, Form S-3	4-3
April 15, 1986	33-6879, Form S-3	4-9
April 15, 1993	33-64028, Form S-3	4-13
June 15, 1993	1-1839, Form 8-K dated May 21, 1993	4-1
January 15, 1994	1-1839, 1993 Form 10-K	4-15
June 1, 1996	1-1839, 1996 Form 10-K	4-16
March 1, 2002	1-1839, 2001 Form 10-K	4-4-1
May 20, 2002	333-99363, Form S-3	4-1-1
June 1, 2002	333-99363, Form S-3	4-1-1
October 7, 2002	333-99715, Form S-4	4-1-3
January 13, 2003	1-1839, Form 8-K dated January 22, 2003	4-4
March 14, 2003	1-1839, Form 8-K dated April 7, 2003	4-4
August 13, 2003	1-1839, Form 8-K dated August 25, 2003	4-4
February 15, 2005	1-1839, Form 10-Q for the quarter ended March 31, 2005	4-3-1
February 22, 2006	1-1839, Form 8-K dated March 6, 2006	4.1
August 1, 2006	1-1839, Form 8-K dated August 28, 2006	4.1
September 15, 2006	1-1839, Form 8-K dated October 2, 2006	4.1
December 1, 2006	1-1839, Form 8-K dated December 19, 2006	4.1
March 1, 2007	1-1839, Form 8-K dated March 23, 2007	4.1
August 30, 2007	1-1839, Form 8-K dated September 10, 2007	4.1
December 20, 2007	1-1839, Form 8-K dated January 16, 2008	4.1
March 10, 2008	1-1839, Form 8-K dated March 27, 2008	4.1
April 23, 2008	001-01839, Form 8-K dated May 12, 2008	4.1
June 12, 2008	001-01839, Form 8-K dated June 27, 2008	4.1
July 12, 2012	001-01839, Form 8-K dated August 2, 2010	4.1
January 4, 2011	001-01839, Form 8-K dated January 18, 2011	4.1
August 22, 2011	001-01839, Form 8-K dated September 7, 2011	4.1

4.22	Instrument of Resignation, Appointment and Acceptance dated as of February 20, 2002, under the provisions of the Commonwealth Edison Company Mortgage dated July 1, 1923, and Indentures Supplemental thereto, regarding corporate trustee (incorporated by reference to Exhibit 4-4-2 to Commonwealth Edison Company’s 2001 Form 10-K, File No. 1-1839).

4.23	Instrument dated as of January 31, 1996, under the provisions of the Commonwealth Edison Company Mortgage dated July 1, 1923 and Indentures Supplemental thereto, regarding individual trustee (incorporated herein by reference to Exhibit 4-29 to Commonwealth Edison Company’s 1995 Form 10-K, File No. 1-1839).

4.24	Indenture dated as of September 1, 1987 between Commonwealth Edison Company and Citibank, N.A., as Trustee (U.S. Bank National Association, as current successor Trustee) relating to Notes (incorporated herein by reference to Exhibit 4-13 to Commonwealth Edison Company’s Form S-3, File No. 33-20619).

4.25	Supplemental Indentures to the aforementioned Commonwealth Edison Indenture are incorporated herein by reference as follows:

Dated as of	File Reference	Exhibit No.
July 14, 1989	33-32929, Form S-3	4-16

4.26****	Form of Supplemental Indenture relating to the Commonwealth Edison Company First Mortgage Bonds.

4.27****	Form of Supplemental Indenture relating to the Commonwealth Edison Company Notes.

4.28	First and Refunding Mortgage dated May 1, 1923 between The Counties Gas and Electric Company (predecessor to PECO Energy Company) and Fidelity Trust Company, as Trustee (U.S. National Association, as current successor trustee), (Registration No.2-2281, Exhibit B-1).

4.29	Supplemental Indentures to PECO Energy Company’s First and Refunding Mortgage ( incorporated herein by reference to the following):

Dated as of	File Reference	Exhibit No.
May 1, 1927	2-2881	B-1(c)
March 1, 1937	2-2881	B-1(g)
December 1, 1941	2-4863	B-1(h)
November 1, 1944	2-5472	B-1(i)
December 1, 1946	2-6821	7-1(j)
September 1, 1957	2-13562	2(b)-17
May 1, 1958	2-14020	2(b)-18
March 1, 1968	2-34051	2(b)-24
March 1, 1981	2-72802	4-46
March 1, 1981	2-72802	4-47
December 1, 1984	1-01401, 1984 Form 10-K	4-2(b)
March 1, 1993	1-01401, 1992 Form 10-K	4(e)-86
May 1, 1993	1-01401, March 31, 1993 Form 10-Q	4(e)-88
May 1, 1993	1-01401, March 31, 1993 Form 10-Q	4(e)-89
September 15, 2002	1-01401, September 30, 2002 Form 10-Q	4-1
October 1, 2002 April 15, 2003 April 15, 2004	1-01401, September 30, 2002 Form 10-Q 00-16844, March 31, 2003 Form 10-Q 00-16844, September 30, 2004 Form 10-Q	4-2 4.1 4-1-1
September 15, 2006	000-16844, Form 8-K dated September 25, 2006	4.1
March 15, 2007	000-1684, Form 8-K dated March 3, 2008	4.1

Dated as of	File Reference	Exhibit No.
February 15, 2008	000-1684, Form 8-K dated March 19, 2007	4.1
September 15, 2008	000-1684, Form 8-K dated October 2, 2008	4.1
March 15, 2009	000-1684, Form 8-K dated March 26, 2009	4.1

4.30	Form of Supplemental Indenture relating to PECO Energy Company First and Refunding Mortgage Bonds (incorporated by reference to File No. 333-14620-07, Form S-3, Exhibit 4.19).

4.31	Form of Indenture between PECO Energy Company and U.S. Bank National Association relating to subordinated debt securities (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-3).

4.32	Form of Guarantee Agreement of PECO Energy Company (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-11).

4.33	Form of Statement with Respect to Shares for PECO Energy Company preferred stock (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-12).

4.34	Certificate of Trust of PECO Energy Capital Trust V dated as of May 8, 2003 (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-5).

4.35	Certificate of Trust of PECO Energy Capital Trust VI dated as of May 8, 2003 (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-6).

4.36	Declaration of Trust of PECO Energy Capital Trust V dated as of May 9, 2003 (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-8).

4.37	Declaration of Trust of PECO Energy Capital Trust VI dated as of May 9, 2003 (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-9).

4.38	Form of Amended and Restated Declaration of Trust (including form of trust preferred security certificate) (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-10).

5.1	Opinion of Ballard Spahr LLP regarding the legality of the Securities.

5.2	Opinion of Company Counsel.

12.1	Statement regarding computation of ratio of earnings to fixed charges for Exelon.

12.2	Statement regarding computation of ratio of earnings to fixed charges for Generation.

12.3	Statement regarding computation of ratio of earnings to fixed charges and computation of ratio of earnings to combined fixed charges and preferred and preference Dividend requirements for Baltimore Gas and Electric Company.

12.4	Computation of Ratio of Earnings to Fixed Charges and Computation of Ratio of Earnings to Combined Fixed Charges and Preferred and Preference Dividend Requirements for Baltimore Gas and Electric Company. (Incorporated by reference to Exhibit 12(b) to the Annual Report on Form 10-K for the year ended December 31, 2011, File No. 1-1910)

12.5	Statement regarding computation of ratio of earnings to fixed charges for ComEd.

12.6	Statement regarding computation of consolidated ratios of earnings to combined fixed charges and preferred stock dividends for PECO.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Pricewaterhouse Coopers LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

23.4	Consent of Pricewaterhouse Coopers LLP.

23.5	Consent of PricewaterhouseCoopers LLP.

23.6	Consent of Pricewaterhouse Coopers LLP.

23.7	Consent of PricewaterhouseCoopers LLP.

23.8	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

23.9	Consent of Company Counsel (included in Exhibit 5.2).

24.1	Powers of Attorney for Exelon (included on signature page).

24.2	Powers of Attorney for ComEd (included on signature page).

24.3	Powers of Attorney for PECO (included on signature page).

24.4	Powers of Attorney for BGE (included on signature page).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture relating to Exelon senior debt securities.

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association (successor to Wachovia Bank, National Association), as trustee under the Indenture relating to Exelon subordinated debt securities.

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as property trustee under the Amended and Restated Declaration of Trust for the Exelon Trusts.

25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as guarantee trustee under the Exelon Guarantee Agreement.

25.5	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee under the Indenture relating to Generation senior debt securities.

25.6	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee under the PECO mortgage.

25.7	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee under the PECO subordinated debt indenture.

25.8	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as Delaware trustee and property trustee under the Amended and Restated Declaration of Trust for the PECO Trusts.

25.9	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as guarantee trustee under the PECO Guarantee Agreement.

25.10	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, as trustee under the Baltimore Gas and Electric Company Indenture and Indenture and Security Agreement.

25.11	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of BNY Mellon Trust Company of Illinois, as trustee under the Commonwealth Edison Company Mortgage.

25.12	Form T-2 Statement of Eligibility under the Trust Indenture Act of 1939 of D.G. Donovan, as co-trustee under the Commonwealth Edison Company Mortgage.

25.13	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee under the Commonwealth Edison Company Senior Indenture.

*	A form of Underwriting Agreement with respect to any Securities will be filed as an Exhibit on Form 8-K, as contemplated by Item 601(b)(1) of Regulation S-K under the Securities Act.

**	To be filed by amendment or incorporated by reference pursuant to a current report on Form 8-K in connection with an offering of the Securities by Baltimore Gas and Electric Company.

***	To be filed by amendment or incorporated by reference pursuant to a current report on Form 8-K in connection with the issuance of any Exelon Generation Company, LLC Preferred Securities.

****	To be filed by an amendment or incorporated by reference pursuant to a current report on Form 8-K to this Registration Statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of Securities by Commonwealth Edison Company.